Exhibit 99.1

PRINTRONIX STOCKHOLDERS APPROVE MERGER AGREEMENT

IRVINE, Calif.—(BUSINESS WIRE)—December 27, 2007—Printronix, Inc. (Nasdaq: PTNX), a leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced that, at a special meeting of stockholders held today, Printronix stockholders adopted the Agreement and Plan of Merger, dated as of October 1, 2007, by and among Printronix, Pioneer Holding Corp., and Pioneer Sub Corp.  Pioneer Holding Corp. is controlled by Vector Capital, a San Francisco-based private equity firm.

Mr. Kleist, the Chief Executive Officer of Printronix, and other members of Printronix senior management are expected to own approximately 9.9% of Printronix after consummation of the transaction.

The merger agreement was adopted by the holders of a majority of Printronix’s outstanding common stock, as required by Delaware law.

Printronix expects that the transactions contemplated by the merger agreement will be consummated in early January of 2008, subject to satisfaction of the conditions to closing under the merger agreement.  Under the terms of the merger agreement, each outstanding share of Printronix’s common stock (other than shares held by stockholders who perfect appraisal rights in accordance with Delaware law) will be converted into the right to receive $16.00 in cash.

About Printronix

Since 1974, Printronix, Inc. has created innovative printing solutions for the industrial marketplace and supply chain. The Company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal bar code and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, California. For Company information, see www.Printronix.com.

About Vector Capital

Vector Capital is a leading private equity firm specializing in buyouts, spinouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the private and public markets. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector’s notable investments are Savi Technology, LANDesk Software, Corel Corporation (Nasdaq: CREL), Register.com, and Watchguard Technologies. For more information, visit www.vectorcapital.com

Forward-Looking Statements

Certain statements in this press release, including statements about the potential benefits of the proposed acquisition to Printronix stockholders, customers, partners and employees and about the expected closing of the proposed acquisition and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Printronix. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (3) the businesses of Printronix may suffer as a result of uncertainty surrounding the transaction; and (4) Printronix may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Printronix are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. Unless required by law, Printronix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:
For Printronix, Inc.:
Robert A. Kleist, President, CEO, 714-368-2863
or
George L. Harwood, Senior Vice President Finance, CFO,
714-368-2384

Printronix Investors:
EVC Group, Inc.
Douglas M. Sherk, 415-896-6818
dsherk@evcgroup.com
or
Jenifer Kirtland, 415-896-2005
jkirtland@evcgroup.com

For Vector Capital Media:
Layla McHale, 408-268-8348
lmchale@pacbell.net